Exhibit 10.6
REPUBLIC SERVICES, INC.
NON-EMPLOYEE DIRECTOR STOCK UNIT AGREEMENT
     THIS STOCK UNIT AGREEMENT, dated as of this       day of                           , between Republic Services, Inc., a Delaware corporation (“the Company”) and                      (the “Director”), is made pursuant and subject to the provisions of the Company’s 1998 Stock Incentive Plan, as amended, and any future amendments thereto (the “Plan”). The Plan, as it may be amended from time to time, is incorporated herein by reference.
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan. All references to the Company herein shall also be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Award of Stock Units. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company on this date awards to the Director                      Stock Units (referred to as “Stock Units” herein and referred to as Phantom Stock in the Plan).
     3. Terms and Conditions. This award of Common Stock is subject to the following terms and conditions: A. Payment for Stock Units. Except as otherwise provided in subparagraph B hereof, at the time the Director’s service on the Board terminates, the Director shall receive one share of Common Stock for each Stock Unit awarded hereunder, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates representing such shares shall be delivered to the Director as promptly as practical following the Director’s becoming entitled to receive such shares.
          B. Hypothetical Nature of Stock Units. The Stock Units awarded herein do not represent an equity security of the Company and do not carry any voting or dividend rights, except the right to receive additional Stock Units in lieu of dividends as set forth herein.
          C. Dividends. Director shall receive additional Stock Units or fractional Stock Units each time a dividend or other distribution is paid on the Company’s Common Stock. The number of Stock Units awarded for a cash dividend or non-cash dividend other than a stock dividend shall be determined by (a) multiplying the number of Stock Units held by the Director pursuant to this Agreement as of the dividend payment date by the amount of the dividend per share of Common Stock and (b) dividing the product so determined by the Fair Market Value of the Common Stock on the dividend payment date. The number of Stock Units awarded for a stock dividend shall be determined by multiplying the number of Stock Units held by the

Director pursuant to this Agreement as of the dividend payment date by the number of additional shares of Common Stock actually paid as a dividend per share of Common Stock. Any additional Stock Units awarded pursuant to this Section 3.C. shall be awarded effective the day following the date the dividend was paid.
          D. Unforeseeable Financial Emergency. If the Director experiences an Unforeseeable Financial Emergency, the Director may petition the Committee to receive the payment of shares of Common Stock for all or part of his Stock Units prior to termination of his service on the Board. The Director shall only receive shares of Common Stock as necessary to satisfy the Unforeseeable Financial Emergency to the extent deemed necessary by the Committee (excluding the Director, if the Director is a member of the Committee). “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Director that would result in severe financial hardship to the Director resulting from (i) a sudden and unexpected illness or accident of the Director or a dependent of the Director, (ii) a loss of the Director’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director, all as determined in the sole discretion of the Committee.
          E. Tax. The Company shall make any required tax filings with the Internal Revenue Service and the appropriate State taxing authorities, if any, in connection with the award of Common Stock hereunder. The Director is responsible for the payment of any taxes resulting from the award of Stock Units or receipt of Common Stock hereunder.
     4. No Right to Renomination. Nothing in this Agreement shall confer upon the Director any right to be renominated by the Board as a director of the Company.
     5. Change of Control or Capital Structure. Subject to any required action by the shareholders of the Company, the number of Stock Units covered by this award shall be proportionately adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or general issuance to the holders of Common Stock of rights to purchase Common Stock at substantially below fair market value or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.
     In the event of a Change of Control, the provisions of Section 13.03 of the Plan shall apply to this Stock Unit Award. Upon a Change of Control, the Stock Units awarded herein shall be cancelled and the Director shall receive a cash payment for each Stock Unit equal to the greater of (1) the closing price of the Company’s Common Stock on or nearest the date on which the Change of Control is deemed to occur, or (2) the highest per share price for shares of the Company’s Common Stock actually paid in connection with the Change of Control.

     The award of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
     6. Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company, shall be instituted only in the state or federal courts located in Broward County in the State of Florida, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.
     7. Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.
     8. Director Bound by Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms, conditions and provisions thereof.
     9. Binding Effect. Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of the Director and the successors of the Company.
     10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Director has affixed his or her signature hereto.

REPUBLIC SERVICES, INC.

DIRECTOR